Exhibit 3(iv)
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                   Amendments to the Articles of Incorporation
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DEAN HELLER
Secretary of State               Certificate of
                                    Amendment                   FILED #C18050-00
                           (PURSUANT TO NRS 78.385 and                 ---------
202 North Carson Street              78.390)                    OCT 30, 2003
Carson City, Nevada 89701-4201
(775) 684 5708
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          Important: Read attached instructions before completing form.
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              Certificate of Amendment to Articles of Incorporation
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                         For Nevada Profit Corporations
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          (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)
                              -Remit in Duplicate-

1.   Name of corporation:        Sunrise U.S.A. Incorporated
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2.   The articles have been amended as follows (provide article number, if available):

     Article IV of the Articles of Incorporation shall be amended as follows:
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     The number of shares that the corporation shall have the authority to issue
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     shall be Preferred Stock: One Million (1,000,000) shares of One Hundredth
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     of One Cent ($0.0001) par value each. Said stock when issued shall be fully
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     paid and non-assessable. Common Stock: Ninety Nine Million (99,000,000)
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     shares of One Hundredth of One Cent ($0.0001) par value each. Said Stock,
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     when issued, shall be fully paid and non-assessable.
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3.   The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of
incorporation have voted in favor of the amendment is:                 .*
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4.   Officer Signature (Required):

/s/ Omar Barrientos, president             10-22-03
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* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.